UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  January 19, 2007

(Date of Earliest Event Reported): January 18, 2007

SYMYX TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-27765	77-0397908
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3100 Central Expressway
Santa Clara, California	95051
(Address of Principal Executive Offices)	(Zip Code)

(408) 764-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On January 18, 2007, the Registrant signed that certain First Amendment to Lease (the “Lease Amendment”) with East Arques Sunnyvale, LLC, a California limited liability company (“Landlord”), pursuant to which the parties agreed to extend the Lease dated February 29, 2000 for a current facility located at 1263 East Arques Avenue, Sunnyvale, California, until November 14, 2015.  The Lease Amendment was made effective as of November 15, 2006.

Pursuant to the Lease Amendment, the Registrant is obligated to pay certain expenses and to make minimum lease payments totaling approximately $11.5 million over a 10-year period commencing November 15, 2006.

The foregoing summary of the Lease Amendment is qualified in its entirety by reference to the full text of the Lease Amendment which is filed as an exhibit hereto.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant

Pursuant to the Lease Amendment, the Registrant is obligated to pay the Landlord minimum lease payments totaling approximately $11.5 million over a 10-year period commencing November 15, 2006, as described in further detail under Item 1.01 of this Current Report.

Item 9.01.              Financial Statements and Exhibits

(D) Exhibits

Exhibit Number	Description

10.21

First Amendment to Lease dated January 18, 2007 by and between Symyx Technologies, Inc. and East Arques Sunnyvale, LLC for the premises at 1263 East Arques Avenue, Sunnyvale, California and addenda and inserts thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMYX TECHNOLOGIES, INC.
(Registrant)

Date: January 19, 2007	By:	/s/ Steven D. Goldby

Steven D. Goldby
Chairman of the Board,
Chief Executive Officer
(Principal Executive Officer)

Date: January 19, 2007	By:	/s/ Jeryl L. Hilleman

Jeryl L. Hilleman
Executive Vice President,
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

10.21

First Amendment to Lease dated January 18, 2007 by and between Symyx Technologies, Inc. and East Arques Sunnyvale, LLC for the premises at 1263 East Arques Avenue, Sunnyvale, California and addenda and inserts thereto